UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2025 (August 7, 2025)

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55575	84-4210559
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2305 Historic Decatur Road
Suite 100
San Diego, California	92106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 619.353.0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On August 8, 2025, Sigyn Therapeutics, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Lambda Venture Partners, LLC, pursuant to which the Company may issue and sell, subject to the terms of the Purchase Agreement, up to $550,000 in aggregate principal amount of one-year 8% convertible promissory notes (the “Notes”) in exchange for $500,000. The Notes are convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price equal to a 35% discount to the lowest traded price of the Company’s common shares during the ten (10) trading days immediately prior to the date on the notice of conversion. The issuances of the foregoing securities are exempt from registration pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder as the Sellers are sophisticated investors and familiar with the Company’s operations. No stock purchase warrants were issued as part of the agreement.

On August 11, 2025, the Company issued the first tranche of Notes in the aggregate principal amount of $110,000 to Lambda Venture Partners, LLC, and received $100,000 in proceeds, consistent with the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Form of Convertible Note, and any related documentation, copies of which will be filed as exhibits to the Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2025, Richa Nand and Michael Ryan notified Sigyn Therapeutics, Inc. (the “Company”) of their decision to resign from the Company’s Board of Directors, effective August 8, 2025. On August 7, 2025, Christopher Wetzel notified the Company of his decision to resign from the Board of Directors, effective August 7, 2025. The resignations were based on the Company’s discontinuation of directors’ and officers’ liability insurance coverage, as further described below.

The Company has provided Ms. Nand, Mr. Ryan and Mr. Wetzel with a copy of this Form 8-K and the disclosures made herein. Should the Company receive a letter from Ms. Nand, Mr. Ryan or Mr. Wetzel that does not agree with the disclosure made herein, the Company will file an amendment to this Form 8-K within two business days after the receipt of such letter.

Item 8.01 Other Events.

The Company’s directors’ and officers’ liability insurance policy expired on August 4, 2025. The Company did not extend the policy and has not yet obtained replacement coverage. The Company is evaluating alternatives for securing such coverage in the future. The discontinuation of coverage was not related to any specific claim or proceeding against the Company or its directors or officers.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Title
99.1	Convertible Note Purchase Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGYN THERAPEUTICS, INC.

Date: August 14, 2025	By:	/s/ James A. Joyce
James A. Joyce, Chairman and CEO